UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 21, 2015

Northern Power Systems Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

British Columbia	000-55184	98-1181717
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

29 Pitman Road, Barre, Vermont		05641
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	802-461-2955

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2015, Gregory C. Wolf was elected to the Company’s Board of Directors. Mr. Wolf is president of Duke Energy Renewables, and has previously served as senior vice president of development for Duke Energy's solar and biomass businesses, and has managed Duke Energy's energy technology investments. Prior to joining Duke Energy, he held executive positions at Cinergy, General Electric, and Procter & Gamble. Mr. Wolf will receive $20,000 annually, prorated based on his election date and paid quarterly, for his service on the Company’s Board of Directors. Mr. Wolf will also receive an initial grant of 15,000 shares of restricted stock under the Company’s 2014 Stock Option and Incentive Plan. These shares will vest quarterly commencing on August 27, 2015.

Mr. Wolf has not yet been appointed to any committees of the Board of Directors.

The Company reports there are no other transactions between the Company or any of its subsidiaries and Mr. Wolf that would require disclosure pursuant to Item 404(a) of Regulation S-K.

On July 22, 2015, the Company issued a press release announcing the election of Mr. Wolf to the Board of Directors, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Power Systems Corp.

July 22, 2015	By:	/s/ Elliot J. Mark

Name: Elliot J. Mark
Title: Vice President and General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 22, 2015, issued by Northern Power Systems Corp.